UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

Unum Therapeutics Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of stockholders on June 9, 2020. The following proposals were submitted to the stockholders at Annual Meeting:

(i) To elect two class II director to our Board of Directors, to serve until the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal

(ii) To approve the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors, provided that any fractional shares resulting from the reverse stock split shall be automatically rounded up to the next whole share; and

(iii) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2020.

The number of shares of common stock entitled to vote at the Annual Meeting was 31,161,941. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 22,413,333. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a) Election of Class II Directors.

Director Nominee	Votes For	Votes Withheld
Bruce Booth, DPhil.	15,280,209	1,635,139
Arlene Morris	16,611,229	304,119

There were 5,497,985 broker non-votes regarding the election of directors. The Company’s stockholders approved the Class II director nominees recommended for election.

(b) Approval of the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors, provided that any fractional shares resulting from the reverse stock split shall be automatically rounded up to the next whole share.

Stockholders approved the adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than one-for-five and not more than one-for-ten, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors, provided that any fractional shares resulting from the reverse stock split shall be automatically rounded up to the next whole share. The results of the voting included 21,010,295 votes for, 933,010 votes against and 470,028 votes abstained. There were no broker non-votes regarding this proposal.

(c) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the voting included 22,125,852 votes for, 121,100 votes against and 166,381 votes abstained. There were no broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.

Chief Executive Officer and President